UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 25, 2011, The Mosaic Company (“Mosaic” or the “Company”) announced that several of its senior executive officers and directors, including James T. Prokopanko, its President and Chief Executive Officer, Lawrence W. Stranghoener, its Executive Vice President and Chief Financial Officer, and Richard L. Mack, its Executive Vice President, General Counsel and Corporate Secretary, have informed the Company that each of them may sell a modest portion of his or her shares of Company common stock (including stock subject to vested employee stock options) into the public markets in order to diversify, to a limited extent, such person’s asset portfolio. The sales are expected to begin the week of January 24, 2011, which is the first day during which any of such executives would be permitted, under the Company’s stock trading guidelines, to do so this calendar year. Such sales may be under trading plans established pursuant to Rule 10b5-1 promulgated by the Securities and Exchange Commission.

Because of the proposed split-off (the “Split-Off”) of Mosaic stock by Cargill, Incorporated (“Cargill”) to its stockholders announced on January 18, 2011, each participating executive officer is limiting his or her sales of Company stock to not more than 15% of the dollar value of his or her holdings of Mosaic common stock (measured on a fully diluted basis, including all stock options and restricted stock units held by such person), representing less than 0.1% of Mosaic’s outstanding shares. In addition, after completing the sales, each executive officer or director is required to continue to comply with the Company’s published guidelines for executive or director stock ownership.

None of Messrs. Prokopanko, Stranghoener or Mack has sold any of their common stock of the Company since its formation in 2004. These individuals and certain of the other participating executive officers and directors are seeking to diversify their portfolios at this time in part because they have been unable to sell into the market for an extended period of time due to, among other things, discussions with Cargill regarding the Split-Off. In addition, their ability to sell Company stock over the next several years may be constrained as a result of the public offerings that are contemplated as part of the Split-Off. The sales will also permit participating executive officers and directors to fund income taxes that have resulted or will result from the vesting of restricted stock units. The Company also believes that this opportunity for executive officers to diversify their stockholdings is an important retention tool during the pendency of the Split-Off.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: January 25, 2011	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary